EXHIBIT 99.1

RUDOLPH TECHNOLOGIES REPORTS

2019 FIRST QUARTER EARNINGS

•First quarter revenue and earnings at high end of guidance

•	Gross profit margin improves on strong software revenue

WILMINGTON, MASSACHUSETTS (May 6, 2019) – Rudolph Technologies, Inc. (NYSE: RTEC), a leading provider of semiconductor process control systems, lithography equipment, as well as process control and yield management software for wafer fabs and advanced packaging facilities, today announced financial results for the 2019 first quarter.

2019 First Quarter Highlights

•	Revenue of $60.9 million, near the high end of guidance, aided by 6% higher advanced packaging inspection systems revenue.
•	GAAP earnings of $0.24 per share were above the high end of Company guidance.
•	New product traction gained:
o	Multiple shipments of Dragonfly™ G2 systems combining 50% faster 2D inspection, faster and more accurate 3D metrology, and patented Clearfind™ Technology on a single high performance platform.
o	Backlog for new NovusEdge™ unpatterned wafer macro inspection systems has grown to $20 million for deliveries in the second half of 2019 and the first half of 2020.
o	Announced the availability of next-generation JetStep® lithography tool with sub-micron imaging, 35% throughput improvement and 20% smaller footprint over the previous generation.
•

Shipments of $15 million of process control systems and software to a major memory manufacturer transitioning high-end DRAM products to advanced packaging using copper pillar and through silicon via technology.

•	Cash and marketable securities was $170.8 million at March 31, 2019.

Key Financial Data for the Quarters Ended March 31, 2019,

December 31, 2018, and March 31, 2018

(in thousands, except per share amounts)

US GAAP
	March 2019	December 2018	March 2018
Revenue	$60,892	$62,780	$73,096
Gross profit margin	52.6%	52.0%	58.0%
Operating income	$7,608	$9,316	$17,465
Net income	$7,576	$8,082	$15,130
Net income per diluted share	$0.24	$0.26	$0.47

US NON-GAAP
	March 2019	December 2018	March 2018
Revenue	$60,892	$62,780	$73,096
Gross profit margin	52.7%	52.1%	58.1%
Operating income	$10,158	$10,886	$19,352
Net income	$9,551	$9,164	$16,346
Net income per diluted share	$0.31	$0.29	$0.51

Michael Plisinski, chief executive officer, commented, “Rudolph was able to increase our earnings per share by 7% on a non-GAAP basis underscoring the strength of our diversified business model despite slightly lower quarter-over-quarter revenue. We are pleased with the progress our new products are having in the market and we will continue to invest in areas that both strengthen our position in diversified markets as well as expand into new markets such as wafer manufacturing and lithography.”

First Quarter 2019 GAAP Financial Results

First quarter revenue totaled $60.9 million, a decrease of 3% compared with $62.8 million for the fourth quarter of 2018.  Gross margin was 52.6% of revenues in the first quarter of 2019, an increase from 52.0% in the fourth quarter of 2018.  The increase in gross margin was driven mainly by product mix.

Operating expenses for the first quarter of 2019 totaled $24.4 million, compared to $23.4 million in the fourth quarter of 2018.  Operating expenses represented 40% of revenue in the 2019 first quarter compared to 37% of revenue in the fourth quarter of 2018.  The increase in operating expenses over the prior quarter was primarily due to an increase in spending on R&D initiatives and timing of stock-based compensation costs in the quarter.

GAAP net income for the first quarter of 2019 was $7.6 million, or $0.24 per diluted share, compared with a net income of $8.1 million, or $0.26 per diluted share, for the 2018 fourth quarter.  The decrease in GAAP net income over the prior quarter was due to lower revenue and higher operating expenses offset by a lower tax rate in the quarter.

First Quarter Non-GAAP Financial Results

First quarter 2019 non-GAAP net income was $9.6 million, or $0.31 per diluted share detailed in the attached table. Fourth quarter of 2018, non-GAAP net income was $9.2 million, or $0.29 per diluted share. Non-GAAP results exclude share-based compensation expense and the amortization of intangible assets.

Outlook

The Company is currently anticipating revenue for the second quarter ended June 30, 2019 to be in the range of $60 to $65 Million.  The Company is also expecting diluted GAAP net income per share to be in the range of $0.18 to $0.25 and non-GAAP net income per diluted share to be in the range of $0.23 to $0.30.

Conference Call

Rudolph Technologies will discuss its 2019 first quarter results on a conference call it is hosting today at 4:30 PM EDT.  To participate in the call, please dial (800) 263-0877 (Domestic) or +1 (720) 543-0197 (International), reference confirmation code 3189484 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available on the Company’s website at www.rudolphtech.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software. There will be a replay of the conference call available from 7:30 p.m. ET on May 6 until 7:30 p.m. ET on May 13, 2019. To access the replay, please dial (888) 203-1112 (Domestic) or (719) 457-0820 (International) at any time during that period and use audio replay passcode 3189484.

A replay will also be available on the Company’s website at www.rudolphtech.com.

Discussion of Non-GAAP Financial Measures

The Company has provided in this release non-GAAP financial information including non-GAAP gross profit, operating income, net income, and net income per diluted share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the Company’s financial results to assess operational performance. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the Company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the Company uses in making operating decisions and because the Company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

The financial statements provided with this release include a reconciliation of the non-GAAP financial measures to those measures reported in accordance with GAAP.

The Company’s non-GAAP financial measures, used in this press release, reflect adjustments based on the following items:

Share-based compensation expense.   These expenses relate to employee restricted stock units and employee stock options. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results.

Amortization of intangibles.  The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Net tax provision (benefit) adjustments.  This line item represents the income tax effects of the non-GAAP items.

About Rudolph Technologies

Rudolph Technologies, Inc. is a leader in the design, development, manufacture and support of defect inspection, lithography, process control metrology, and process control software used by semiconductor and advanced packaging device manufacturers worldwide. Rudolph delivers comprehensive solutions throughout the fab with its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market of their devices.  Headquartered in Wilmington, Massachusetts, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company’s website at www.rudolphtech.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Rudolph’s business momentum and future growth; the benefit to customers of Rudolph’s products and customer service; Rudolph’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position; Rudolph’s expectations regarding the semiconductor market outlook; Rudolph’s second quarter 2019 financial outlook; as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control.  Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; and fluctuations in customer capital spending. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph’s Form 10-K report for the year ended December 31, 2018 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact: Investors: Michael Sheaffer Senior Director, Corp. Communications 978.253.6273 Mike.Sheaffer@rudolphtech.com

(Financial tables follow)

RUDOLPH TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) - (Unaudited)

	March 31, 2019	December 31, 2018
		(Audited)
ASSETS
Current assets
Cash, cash equivalents and marketable securities	$170,770	$175,072
Accounts receivable, net	66,357	64,194
Inventories	103,989	96,820
Prepaid and other assets	15,004	14,821
Total current assets	356,120	350,907
Net property, plant and equipment	18,599	18,874
Intangibles, net	29,556	29,943
Other assets	32,035	18,316
Total assets	$436,310	$418,040

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$26,391	$30,681
Other current liabilities	17,801	14,310
Total current liabilities	44,192	44,991
Other non-current liabilities	22,256	11,161
Total liabilities	66,448	56,152
Stockholders’ equity	369,862	361,888
Total liabilities and stockholders’ equity	$436,310	$418,040

(Financial tables to follow)

RUDOLPH TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) - (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Revenue	$60,892	$62,780	$73,096
Cost of revenue	28,873	30,112	30,675
Gross profit	32,019	32,668	42,421
Operating expenses:
Research and development	12,718	12,224	11,783
Selling, general and administrative	11,306	10,741	12,793
Amortization	387	387	380
Total operating expenses	24,411	23,352	24,956
Operating income	7,608	9,316	17,465
Interest income, net	(806)	(732)	(391)
Other (income) expense, net	(381)	34	182
Income before income taxes	8,795	10,014	17,674
Provision for income taxes	1,219	1,932	2,544
Net income	$7,576	$8,082	$15,130
Earnings per share:
Basic	$0.25	$0.26	$0.48
Diluted	$0.24	$0.26	$0.47
Weighted average shares outstanding:
Basic	30,916	31,268	31,662
Diluted	31,266	31,645	32,317

(Financial tables to follow)

RUDOLPH TECHNOLOGIES, INC.

NON-GAAP FINANCIAL SUMMARY

(In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Revenue	$60,892	$62,780	$73,096
Gross profit	$32,082	$32,704	$42,482
Gross margin as percentage of revenue	52.7%	52.1%	58.1%
Operating expenses	$21,924	$21,818	$23,130
Operating income	$10,158	$10,886	$19,352
Operating margin as a percentage of revenue	16.7%	17.3%	26.5%
Net income	$9,551	$9,164	$16,346
Net income per diluted share	$0.31	$0.29	$0.51

RECONCILIATION OF U.S. GAAP GROSS PROFIT,

OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP

GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME

(In thousands, except percentages) - (Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
U.S. GAAP gross profit	$32,019	$32,668	$42,421
Pre-tax non-GAAP items:
Share-based compensation expense	63	36	61
Non-GAAP gross profit	$32,082	$32,704	$42,482
U.S. GAAP gross margin as a percentage of revenue	52.6%	52.0%	58.0%
Non-GAAP gross margin as a percentage of revenue	52.7%	52.1%	58.1%
U.S. GAAP operating expenses	$24,411	$23,352	$24,956
Pre-tax non-GAAP items:
Amortization of intangibles	387	387	380
Share-based compensation expense	2,100	1,147	1,446
Non-GAAP operating expenses	21,924	21,818	23,130
Non-GAAP operating income	$10,158	$10,886	$19,352
GAAP operating margin as a percentage of revenue	12.5%	14.8%	23.9%
Non-GAAP operating margin as a percentage of revenue	16.7%	17.3%	26.5%

(Financial table to follow)

RUDOLPH TECHNOLOGIES, INC.

RECONCILIATION OF U.S. GAAP NET INCOME TO

NON-GAAP NET INCOME

(In thousands, except share and per share data) - (Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
U.S. GAAP net income	$7,576	$8,082	$15,130
Pre-tax non-GAAP items
Amortization of intangibles	387	387	380
Share-based compensation expense	2,163	1,183	1,507
Net tax benefit adjustments	(575)	(488)	(671)
Non-GAAP net income	$9,551	$9,164	$16,346
Non-GAAP net income per diluted share	$0.31	$0.29	$0.51

SUPPLEMENTAL INFORMATION - RECONCILIATION OF SECOND QUARTER 2019

GAAP TO NON-GAAP GUIDANCE (net of tax)

	Low	High
Estimated GAAP net income per diluted share	$0.18	$0.25
Estimated non-GAAP items:
Share-based compensation expense	0.04	0.04
Amortization of intangibles	0.01	0.01
Estimated non-GAAP net income per diluted share	$0.23	$0.30

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